EXHIBIT 21.1

CAPITALSOURCE INC.
SUBSIDIARY LIST AS OF FEBRUARY 28, 2014

NAME OF ENTITY
75 North Main Street SBL LLC
825 Spring Garden SBL LLC
ACL (7/11) [formerly GATX/ACL I]
CapitalSource Bahamas LLC
CapitalSource Bank
CapitalSource CF LLC
CapitalSource Europe Limited
CapitalSource Finance II LLC
CapitalSource Finance LLC
CapitalSource Funding LLC
CapitalSource International LLC (formerly CapitalSource International Inc.)
CapitalSource Real Estate Loan LLC, 2006-A
CapitalSource TRS LLC
CapitalSource Trust Preferred Securities 2005-1
CapitalSource Trust Preferred Securities 2005-2
CapitalSource Trust Preferred Securities 2006-1
CapitalSource Trust Preferred Securities 2006-2
CapitalSource Trust Preferred Securities 2006-3
CapitalSource Trust Preferred Securities 2006-4
CapitalSource Trust Preferred Securities 2006-5
CapitalSource Trust Preferred Securities 2007-2
Cheron Holdings LLC (f/k/a Five Points Realty LLC)
CS Capital Advisors LLC
CS CF Equity I LLC
CS Citrus LLC
CS Equity II LLC
CS Equity III LLC
CS Equity Investments LLC
CS Gull Lake Holdings LLC
CS Jackson Trust
CS Linton Oaks Holdings LLC
CS MainStreet Real Estate Holdings LLC
CS Mississippi Trust
CS Radio Trust
CS SBA Servicing LLC
CS URSUB LC LLC
CS Utica Holdings LLC
CSB 1937 North 17th Avenue DPC Holdings LLC

EXHIBIT 21.1

NAME OF ENTITY
CSB 2222 West 6th Street DPC Holdings LLC
CSB 3525 East Carpenter Road DPC Holdings LLC
CSB 465 US Highway 31 DPC Holdings LLC
CSB 6401 North Oracle Road DPC Holdings LLC
CSB 710 Sublet Road DPC Holdings LLC
CSB HG [Trust]
CSB International Intermediate LLC
CSB International SUB Inc.
CSB Modern Luxury DPC Holdings LLC
CSB SBL 12 Oak Ridge Road DPC Holdings LLC
CSB SBL 1470 North Airport Boulevard DPC Holdings LLC
CSB SBL 2161 Bessemer Road DPC Holdings LLC
CSB SBL 24 Red Hill Road DPC Holdings LLC
CSB SBL 380 Route 303 DPC Holdings LLC
CSB SBL 400 West 53rd Street DPC Holdings LLC
CSB SBL 53750 Highway 97 DPC Holdings LLC
CSB SBL 90 South Liberty Street DPC Holdings LLC
CSE Equity Holdings LLC
CSE Highland Village I LLC
CSE Highland Village II LLC
CSE IC Lender Liquidating Trust LLC
CSE International Holdings LLC
CSE Mortgage LLC
CSE Owned LLC
GE TF Trust
Jackson Broadcasting LLC
Mexico Realty Del Sur Funding
October 15, 1999 Trust [formerly GATX/ACL II]
Queen Cities Broadcasting LLC
Vaimanika
Vicksburg Broadcasting LLC